AMENDMENT NO. 4 TO
                                RIGHTS AGREEMENT


                  AMENDMENT NO. 4 TO RIGHTS AGREEMENT (this "AMENDMENT"), dated as of April 4, 2005, to the Rights Agreement, dated January 5, 2000, as amended (the "RIGHTS AGREEMENT"), by and between the Unocal corporation, a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "RIGHTS AGENT").

                                    RECITALS

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Amendment to Rights Agreement, dated March 27, 2002, the Amendment No. 2 to Rights Agreement, dated August 2, 2002 and Amendment No. 3 to Rights Agreement, dated April 1, 2003;

                  WHEREAS, ChevronTexaco Corporation ("CHEVRONTEXACO"), a Delaware corporation, Blue Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of ChevronTexaco (the "MERGER SUB") and Unocal Corporation, a Delaware corporation (the "COMPANY") propose to enter into an Agreement and Plan of Merger ("MERGER AGREEMENT") pursuant to which the Company will merge with and into Merger Sub (the "MERGER"), with the Company as the surviving corporation;

                  WHEREAS, the Board of Directors of the Company has approved the Merger Agreement;

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, from time to time the Company may, and the Rights Agent shall if the Company so directs, from time to time supplement and amend the Rights Agreement;

                  WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing; and

                  WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                  NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

A. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate alphabetical locations:

                   "ChevronTexaco" shall mean ChevronTexaco Corporation, a corporation organized under the laws of Delaware.

                  "Merger Sub" shall mean Blue Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of ChevronTexaco.

                   "Merger" shall mean the "Merger" as such term is defined in the Merger Agreement.

                   "Merger Agreement" shall mean the Agreement and Plan of
                  Merger, dated as of April 4, 2005, by and between the Company, ChevronTexaco and Merger Sub, as it may be amended from time to time.

B. AMENDMENT OF THE DEFINITION OF "ACQUIRING PERSON". The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, neither ChevronTexaco, Merger Sub, nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person as a result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing."

C. AMENDMENT OF THE DEFINITION OF "DISTRIBUTION DATE". The definition of "Distribution Date" in Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following proviso immediately after the words "the earlier of such dates being herein referred to as the "Distribution Date" in the fourth parenthetical in Section 3(a):

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing."

D. AMENDMENT OF THE DEFINITION OF "SHARES ACQUISITION DATE". The definition of "Shares Acquisition Date" in Section 1 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as the result directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement,
         (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing."

E. AMENDMENT OF SECTION 3. Section 3 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as a new
Section 3(d):

                  "Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement,
         (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing."

F. AMENDMENT OF SECTION 7(A). Section 7(a) of the Rights Agreement is hereby amended and supplemented by deleting "(i) the close of business on January 29, 2010 (the "Final Expiration Date")" and replacing it with the following:

         "(i) the earlier of (x) the close of business on January 29, 2010 and
(y) immediately prior to the Effective Time (as defined in the Merger Agreement) (such earlier date, the "Final Expiration Date")"

G. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

H. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; PROVIDED, HOWEVER, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York and applicable to contracts made and performed entirely within such state. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this

     Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                             UNOCAL CORPORATION



By:  /s/ Kari H. Endries                          By:  /s/ Bryan Pechersky
    ---------------------------                      ---------------------------
      Name:  Kari H. Endries                         Name:  Bryan Pechersky
      Title: Assistant Secretary                     Title: Corporate Secretary
                                                            and Deputy General
                                                            Counsel

Attest:                                             MELLON INVESTOR SERVICES LLC



By:  /s/ Sharon Knepper                           By:  /s/ James Kirkland
    ---------------------------                      ---------------------------
      Name:  Sharon Knepper                          Name:  James Kirkland
      Title: Vice President                          Title: Assistant Vice
                                                            President

                              OFFICER'S CERTIFICATE



                  The undersigned, Kari H. Endries, the Assistant Secretary of Unocal Corporation, hereby delivers this Certificate pursuant to Section 27 of the Rights Agreement, dated as of January 5, 2000 (the "RIGHTS AGREEMENT"), between Unocal Corporation, a Delaware corporation (the "COMPANY"), and Mellon Investor Services LLC, as Rights Agent (the "RIGHTS AGENT").

                  The undersigned certifies that the proposed Amendment to Rights Agreement (the "AMENDMENT"), the form of which is attached hereto as Annex A, is in compliance with the terms of Section 27 of the Rights Agreement.

                  The Company hereby directs the Rights Agent to execute and deliver the Amendment.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of April 4, 2005.

                                                  By:



                                                       /s/ Kari H. Endries
                                                     ---------------------------
                                                     Name:  Kari H. Endries
                                                     Title: Assistant Secretary